UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2008

BLACK SEA OIL, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-134648 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

415 Madison Avenue, 15th Floor
New York, New York 10017

(Address of Principal Executive Offices)
(Zip Code)

(604) 673-8427

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On September 24, 2008, Marcus Segal, President and Chief Executive Officer of Black Sea Oil, Inc. (the “Company”) entered into a Purchase and Sale Agreement which provided, among other things, for the sale of 133,000,000 shares of common stock of the Company (the “Purchased Shares”) to Tatiana Mikitchuk for the aggregate purchase price of $1,000 (the “Purchase Transaction”). The Purchased Shares represent an aggregate of 73.85% of the issued and outstanding share capital of the Company. The source of the cash consideration for the Purchased Shares was Ms. Mikitchuk’s personal funds.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of September 25, 2008, in connection with the closing of the Purchase Transaction, Marcus Segal resigned from his positions as officer and director of the Company and (ii) the Board of Directors of the Company elected Tatiana Mikitchuk as President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer of the Company.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements.

(b) Pro forma financial information.

(c) Exhibits:

Exhibit 10.3	Purchase and Sale Agreement dated September 24, 2008, between Marcus Segal and Tatiana Mikitchuk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK SEA OIL, INC.

	By:	/s/ Tatiana Mikitchuk
	Name:	Tatiana Mikitchuk
	Title:	President

Date: September 29, 2008